UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) –January 31, 2005

Commission File Number: 000-49971

OCEAN WEST HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	71-0876952 (IRS Employer Identification No.)

15991 Redhill Avenue, Suite 110
Tustin, California 92780
(Address of principal executive offices, including zip code)

(714) 247-4200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

OCEAN WEST HOLDING CORPORATION

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Previous independent accountants

1)	On January 31, 2005, Chavez and Koch, CPA’s (“Chavez and Koch”), the independent accountant previously engaged as the principal accountant to audit the financial statements of Ocean West Holding Corporation (“OWHC”), resigned. Chavez and Koch have decided to no longer represent public companies and will not be renewing its certification with the Securities and Exchange Commission thereof.

2)	The reports of Chavez and Koch on OWHC’s consolidated financial statements for the year ending September 30, 2004 included supplementary paragraphs related to OWHC’s ability to continue as a going concern, but were not otherwise qualified or modified as to audit scope or accounting principles.

3)	During OWHC’s year ended September 30, 2004 and the subsequent interim period through January 31, 2005, there have been no disagreements with Chavez and Koch on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreements, if not resolved to the satisfaction of Chavez and Koch, would have caused Chavez and Koch to make reference to the subject matter of the disagreements in connection with its report on the financial statement for such year.

4)	OWHC has requested that Chavez and Koch furnish a letter addressed to the Security and Exchange Commission stating whether it agrees with the above statements. A copy of this letter, dated January 31, 2005 is filed as exhibit 16.2 to this form 8-K.

(b)	New independent accountants

On January 31, 2005 OWHC engaged De Joya & Company to act as the principal accountant to audit OWHC’s financial statements. OWHC did not consult with De Joya & Company on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on OWHC’s financial statements or any disagreements or a reportable event.

Item 9.01 Financial Statements and Exhibits.

(b)	Exhibits

16.2 Letter from Chavez and Koch dated January 31, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: January 31, 2005	OCEAN WEST HOLDING CORPORATION
	By:	/s/ Wayne K. Bailey
Wayne K. Bailey
Chief Financial Officer (Principal Financial and Accounting Officer)